Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

The Bank of New York Mellon

(Exact name of trustee as specified in its charter)

NEW YORK	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

ONE WALL STREET, NEW YORK, N.Y.	10286
(Address of principal executive offices)	(Zip Code)

Kabushiki Kaisha Mizuho Financial Group

(Exact name of obligor as specified in its charter)

Mizuho Financial Group, Inc.

(Translation of registrant’s name into English)

JAPAN	98-1028207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1-5-5 Otemachi, Chiyoda-ku, Tokyo, Japan	100-8176
(Address of principal executive offices)	(Zip Code)

Mizuho Bank, Ltd.

1251 Avenue of the Americas

New York, NY 10020

(212) 282-3000

(Name, address and telephone number of agent for service)

SUBORDINATED DEBT SECURITIES

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee—

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York

One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York

33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation

Washington, D.C. 20429

New York Clearing House Association

New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16.	List of exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form TA filed with Registration Statement No. 33-6215, Exhibits la and lb to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333454173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Hong Kong, on the 18th day of August, 2016.

The Bank of New York Mellon

By:	/s/ Chen-Hao Cheng
Name:	Chen-Hao Cheng
Title	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business on March 31, 2016, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,362,000
Interest-bearing balances	105,064,000
Securities:
Held-to-maturity securities	40,919,000
Available-for-sale securities	72,835,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	15,000
Securities purchased under agreements to resell	15,722,000
Loans and lease financing receivables:
Loans and leases held for sale	352,000
Loans and leases, net of unearned income	33,841,000
LESS: Allowance for loan and lease losses	144,000
Loans and leases, net of unearned income and allowance	33,697,000
Trading assets	4,295,000
Premises and fixed assets (including capitalized leases)	1,047,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	518,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,334,000
Other intangible assets	1,011,000
Other assets	14,640,000

Total assets	299,816,000

LIABILITIES
Deposits:
In domestic offices	125,839,000
Noninterest-bearing	84,982,000
Interest-bearing	40,857,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	124,022,000
Noninterest-bearing	8,334,000
Interest-bearing	115,688,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,182,000
Securities sold under agreements to repurchase	259,000
Trading liabilities	4,749,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	5,496,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	7,430,000

Total liabilities	276,742,000

Dollar amounts in thousands
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,367,000
Retained earnings	12,675,000
Accumulated other comprehensive income	(1,453,000)
Other equity capital components	0
Total bank equity capital	22,724,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	23,074,000

Total liabilities and equity capital	299,816,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Joseph J. Echevarria	Directors